Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Dravica Corporation, of our report dated March 10, 2026, relating to the financial statements of Dravica Corporation, for the fiscal year ended October 31, 2025, and the related statements of operations, stockholders’ equity and cash flows for the fiscal year thus ended and the related notes to the financial statement.

/s/ Beckles & Co

West Palm Beach, FL PCAOB Firm #7116
March 13, 2026